Exhibit 4.4

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of February 11, 2010 (the “Agreement”), is entered into by and among The Reader’s Digest Association, Inc., a Delaware corporation (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”) and J.P. Morgan Securities Inc. (“J.P. Morgan”), Banc of America Securities LLC (“Banc of America”), Credit Suisse Securities (USA) LLC (“Credit Suisse”), Goldman, Sachs & Co. (“Goldman Sachs”), Moelis & Company LLC (“Moelis”) and the several other initial purchasers named on Schedule 1 hereto (the “Initial Purchasers”).

RD Escrow Corporation (“Escrow Corp.”), a Delaware corporation, the Company, the Guarantors and the Initial Purchasers are parties to the Purchase Agreement dated February 2, 2010 (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of $525,000,000 aggregate principal amount of Escrow Corp.’s Floating Rate Senior Secured Notes due 2017 (the “Securities”).

The Securities are being issued in connection with the emergence of the Company and its domestic subsidiaries from chapter 11 proceedings.  The Securities will be initially issued by Escrow Corp.  On or after the satisfaction of the Escrow Conditions (as defined in the Escrow and Security Agreement), Escrow Corp. will merge with and into the Company, with the Company as the surviving entity (the “Merger”).  Upon the consummation of the Merger, (1) the Company will assume all of the obligations of Escrow Corp., including the Securities, (2) the guarantee of Securities on a senior secured basis by each Guarantor will, without any further act, become effective and (3) the related contractual arrangements shall become effective.

As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees and the Market Makers (as defined herein) the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.             Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Additional Guarantor” shall mean any subsidiary of the Company that issues a Subsidiary Guarantee under the Indenture after the date of this Agreement.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Escrow Corp.” shall have the meaning set forth in the preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Company and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean senior secured notes issued by the Company and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Registrable Securities in exchange for Securities pursuant to the Exchange Offer.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.

“Guarantors” shall have the meaning set forth in the preamble and shall also include any Guarantor’s successors and any Additional Guarantors.

“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 6 of this Agreement, the term “Holders” shall include Participating Broker-Dealers and, where the context requires, the Market Makers.

“Indemnified Person” shall have the meaning set forth in Section 6(d) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 6(d) hereof.

“Indenture” shall mean the Indenture relating to the Securities dated as of   February 11, 2010, among Escrow Corp., the Company, the Guarantors, Wells Fargo Bank, N.A., as trustee, and Wilmington Trust FSB, as collateral agent, and as the same may be amended from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof.

“Issuer Information” shall have the meaning set forth in Section 6(a) hereof.

“J.P. Morgan” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates (other than the Market Makers) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Market Maker” and “Market Makers” shall have the meanings set forth in Section 5(a).

“Market Makers’ Information” shall have the meaning set forth in Section 5(d) hereof.

“Market Making Registration Statement” shall mean the registration statement referred to in Section 5(a)(i) hereof and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including (i) any preliminary prospectus, (ii) any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus and (iii) except where the context otherwise requires, any prospectus (or amendment or supplement thereto) filed with the SEC pursuant to Section 5 hereof, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement or (ii) when such Securities cease to be outstanding.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or Financial Industry Regulatory Authority registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one firm of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities, which firm shall be selected by the Underwriters or the Majority Holders), (iii) the costs incident to the preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers), (viii) the fees and disbursements of counsel for each of the Market Makers (other than in-house counsel for the Market Makers) and (ix) the fees and disbursements of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company and the Guarantors that covers any of the Exchange Securities, Registrable Securities pursuant to the provisions of this Agreement, including, without limitation, the Market Making Registration Statement, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Additional Interest Date” shall have the meaning set forth in Section 2(d) hereof.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors that covers all or a portion of the Registrable Securities (but no other securities unless approved by a majority of the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Staff” shall mean the staff of the SEC.

“Subsidiary Guarantees” shall mean the guarantees of the Securities and Exchange Securities by the Guarantors under the Indenture.

“Target Registration Date” shall have the meaning set forth in Section 2(d) hereof.

“Trigger Date” shall have the meaning set forth in Section 2(d) hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2.             Registration Under the Securities Act.  (a)  To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company and the Guarantors shall use their reasonable best efforts to (i) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (ii) have such Registration Statement remain effective until 180 days after the date the Exchange Offer Registration Statement became effective for use by one or more Participating Broker-Dealers.  The Company and the Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their reasonable best efforts to complete the Exchange Offer not later than 60 days after such effective date.

The Company and the Guarantors shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)                                     that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)                                  the dates of acceptance for exchange (which shall be a period of at least 20 Business Days (in accordance with the Exchange Act) from the date such notice is mailed) (the “Exchange Dates”);

(iii)                               that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)                              that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v)                                 that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, such other information as may be reasonably required to identify the Securities to be withdrawn and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company and the Guarantors that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or any Guarantor and (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities.  Each Holder hereby acknowledges and agrees that any broker-dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under SEC policy as in effect on the date of this Agreement rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Registerable Securities acquired by such Holder directly from the Company.

As soon as practicable after the last Exchange Date, the Company and the Guarantors shall:

(i)                                     accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii)                                  deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder.

The Company and the Guarantors shall use their reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer.  The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff and customary conditions relating to the delivery of Securities or other actions customarily taken by Holders participating in the Exchange Offer or the execution and delivery of customary documentation relating to the Exchange Offer.

(b)           In the event that (i) the Company and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) a Holder participating in the Exchange Offer does not receive Exchange Securities on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act) and notifies (a “Holder Notice”) the Company within 30 days after such Holder first becomes aware of such restrictions, (iii) the Exchange Offer is not for any other reason completed by March 15, 2011 or (iv) upon receipt of a written request (a “Shelf Request”) from any Initial Purchaser representing that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer, the Company and the Guarantors shall use their reasonable best efforts to cause to be filed, as soon as practicable after such determination, date, Holder Notice or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective.

In the event that the Company and the Guarantors are required to file a Shelf Registration Statement pursuant to clause (iii) or (iv) of the preceding sentence, the Company and the Guarantors shall use their reasonable best efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer.

The Company and the Guarantors agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) such period as will terminate when the Securities covered by the Shelf Registration Statement cease to be Registrable Securities and (ii) such time as all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (the “Shelf Effectiveness Period”).  The Company and the Guarantors further agree to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their reasonable best efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable.  The Company and the Guarantors agree to furnish to the Holders of Registrable Securities registered on such Shelf Registration Statement copies of any such supplement or amendment  promptly after its being used or filed with the SEC.

(c)           The Company and the Guarantors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof.  Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d)           An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.  A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

In the event that either the Exchange Offer is not completed or the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or 2(b)(ii) hereof, is not effective on or prior to March 15, 2011 (the “Target Registration Date”), the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the Exchange Offer is completed or the Shelf Registration Statement, if required hereby, becomes effective, up to a maximum total increase of 1.00% per annum.  In the event that the Company receives a Holder Notice or Shelf Request pursuant to Section 2(b)(iii) or 2(b)(iv), and the Shelf Registration Statement required to be filed thereby has not become effective by the later of March 15, 2011 or (y) 90 days after delivery of such Holder Notice or Shelf Request (such later date, the “Shelf Additional Interest Date”), then the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period payable commencing from one day after the Shelf

Additional Interest Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the Shelf Registration Statement becomes effective, up to a maximum total increase of 1.00% per annum.

If the Shelf Registration Statement, if required hereby, is effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period (the 30th such date, the “Trigger Date”), then the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period immediately following the Trigger Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum increase of 1.0% per annum, and ending on such date that the Shelf Registration Statement is again effective or the Prospectus again becomes usable.

(e)           Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by the Company or the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantors’ obligations under Section 2(a) and Section 2(b) hereof.

3.             Registration Procedures.  (a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantors shall promptly:

(i)            prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company and the Guarantors, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)           prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii)          to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company or the Guarantors with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(iv)          in the case of a Shelf Registration, furnish to each Holder of Registrable Securities included on such Shelf Registration Statement, to counsel for the Initial Purchasers, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Company and the Guarantors consent to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v)           in the case of an Exchange Offer Registration Statement, use their reasonable best efforts to register and qualify the Registerable Securities under all applicable state securities or blue sky laws and, in the case of a Shelf Registration Statement, cooperate with the selling Holders and their counsel to register or qualify the Registerable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registerable Securities covered by a Shelf Registration Statement shall reasonably request in writing by the time the applicable Shelf Registration Statement becomes effective; cooperate with such Holders in connection with any filings required to be made with the Financial Industry Regulatory Authority; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that neither the Company nor any Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(vi)          notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Holder of Registrable Securities included on such Shelf Registration Statement and counsel for such Holders promptly and, if requested by any such Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the Company or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made) and (6) of any determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be required;

(vii)         use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by filing an amendment to such Shelf Registration Statement on the proper form, as promptly as practicable and provide prompt notice to each Holder of the withdrawal of any such order or such resolution;

(viii)        in the case of a Shelf Registration, furnish to each Holder of Registrable Securities included on such Shelf Registration Statement, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested in writing);

(ix)          in the case of a Shelf Registration, cooperate with the Holders of Registrable Securities included on such Shelf Registration Statement to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(x)           in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company and the Guarantors shall notify the Holders of Registrable Securities to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company and the Guarantors have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;

(xi)          a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus or other than any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Securities included on such Shelf Registration Statement and their counsel) and make such of the representatives of the Company and the Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities included on such Shelf Registration Statement or their counsel) available for discussion of such document; and the Company and the Guarantors shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement, a Prospectus or any Free Writing Prospectus, or any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) shall reasonably object in writing within five business days after receipt thereof;

(xii)         use reasonable best efforts to obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;

(xiii)        use reasonable best efforts to cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiv)        in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by a majority of the Holders of Registrable Securities to be included in such Shelf Registration and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries, and cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that if any such information is identified by the Company or any Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or Underwriter;

(xv)         in the case of a Shelf Registration, use their reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Company or any Guarantor are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

(xvi) if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be so included in such filing;

(xvii)       in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those reasonably requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, in an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Company and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders of a majority in principal amount of the Registerable Securities being sold and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) obtain “comfort” letters from the independent certified public accountants of the Company and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of the Company or any Guarantor, or of any business acquired by the Company or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and the Guarantors made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement; it being agreed that the representations and warranties, opinions of counsel and comfort letters delivered in connection with the initial offering of the Securities, including in connection with the release of the escrow as provided by the Escrow and Security Agreement are customary; and

(xviii)      so long as any Registrable Securities remain outstanding, cause each Additional Guarantor upon the creation or acquisition by the Company of such Additional Guarantor, to execute a counterpart to this Agreement in the form attached hereto as Annex A and to deliver such counterpart to the Initial Purchasers no later than five Business Days following the execution thereof.

(b)           In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company and the Guarantors may from time to time reasonably request in writing; provided that if such Holder fails to provide the requested information within 20 Business Days, the Company may exclude such Holder’s Registrable Securities from such Shelf Registration Statement until such time as the information is provided.

(c)           In the case of a Shelf Registration Statement, each Holder of Registrable Securities covered in such Shelf Registration Statement agrees that, upon receipt of any notice from the Company and the Guarantors of the happening of any event of the kind described in Section 3(a)(vi)(3) or 3(a)(vi)(5) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended

Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof and, if so directed by the Company and the Guarantors, such Holder will deliver to the Company and the Guarantors all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d)           If the Company and the Guarantors shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company and the Guarantors shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions. The Company and the Guarantors may give any such notice only twice during any 365-day period, any such suspensions shall not exceed 45 days for each suspension and there shall not be more than two suspensions in effect during any 365-day period.

(e)           The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering and reasonably acceptable to the Company.  However, each Holder agrees that, neither such Holder nor any Underwriter participating in any disposition pursuant to any Registration Statement on such Holder’s behalf, will make any offer relating to the Registrable Securities that would constitute an Issuer Free Writing Prospectus (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act, unless it has obtained the prior written consent of the Company.

4.             Participation of Broker-Dealers in Exchange Offer.  (a)  The Company has been advised that the Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus  meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Company and the Guarantors have been advised that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b)           In light of the above, and notwithstanding the other provisions of this Agreement, the Company and the Guarantors agree to use their reasonable best efforts to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period ending on the earlier of (i) 180 days after the date the Exchange Offer Registration Statement becomes effective (as such period may be extended pursuant to Section 3(d) of this Agreement) and (ii) the date on which each Participating Broker-Dealer is no longer required to deliver a prospectus in connection with market making or other trading activities, in each case to the extent necessary to ensure that it is available for resales.  The Company and the Guarantors further consent to the delivery of such Prospectus (or, to the extent permitted by law, agree to make available) by Participating Broker-Dealers during such period in connection with the resales contemplated by this Section 4.

(c)          The Initial Purchasers shall have no liability to the Company, any Guarantor or any Holder with respect to any such request that they may make pursuant to Section 4(b) above.

5.             Market Making.  (a)  For so long as any of the Securities or Exchange Securities are outstanding and J.P. Morgan, Banc of America, Credit Suisse or Goldman Sachs (in such capacity, each a “Market Maker” and collectively the “Market Makers”) or any of their affiliates (as defined in the rules and regulations of the SEC) own any equity securities of the Company, the Guarantors or any of their affiliates and propose to make a market in the Securities or Exchange Securities as part of their business in the ordinary course, the following provisions shall apply for the sole benefit of the Market Makers:

(i)  The Company and the Guarantors shall notify each Market Maker at least 30 days in advance of filing an Exchange Offer Registration Statement and, promptly after the obligation to file a Shelf Registration Statement arises, of their intent to file such Registration Statement and, upon the written request of any Market Maker, which request shall include a statement that the Market Maker reasonably believes itself to be an affiliate of the Company or a Guarantor, the Company and the Guarantors shall (A) on the date that the Exchange Offer Registration Statement or, if required hereby, the Shelf Registration Statement is filed with the SEC, file a registration statement with respect to the Securities (the “Market Making Registration Statement”) (which may be the Exchange Offer Registration Statement or the Shelf Registration Statement if permitted by the rules and regulations of the SEC) and use their reasonable best efforts to cause such Market Making Registration Statement to become effective on or prior to the consummation of the Exchange Offer or the initial effective date of the Shelf Registration Statement, as applicable; (B) periodically amend such Market Making Registration Statement so that the information contained therein complies with the requirements of Section 10(a) under the Securities Act; (C) amend the Market Making Registration Statement or amend or supplement the related Prospectus when necessary to reflect any material changes in the information provided therein; and (D) amend the Market Making Registration Statement when required to do so in order to comply with Section 10(a)(3) of the Securities Act; provided, however, that (1) prior to filing the Market Making Registration Statement, any amendment thereto, any Free Writing Prospectus or any amendment or supplement to the related Prospectus or Free Writing Prospectus, the Company will furnish to each Market Maker copies of all such documents proposed to be filed, which documents will be subject to the review of each Market Maker and its counsel and (2) the Company and the Guarantors will not file the Market Making Registration Statement, any amendment thereto, any Free Writing Prospectus or any amendment or supplement to the related Prospectus or Free Writing Prospectus to which any of the Market Makers and their counsel shall reasonably object in writing within five business days of their receipt of such documents unless the Company is advised by counsel that such Market Making Registration Statement or Free Writing Prospectus, or any such amendment or supplement is required to be filed under applicable securities laws and the Company will provide each of the Market Makers and their counsel with copies of the Market Making Registration Statement and any Free Writing Prospectus and each amendment and supplement filed.

(ii)  The Company shall notify each of the Market Makers and, if requested by any of the Market Makers, confirm such advice in writing, (A) when any Market Making Registration Statement, any post-effective amendment to the Market Making Registration Statement, any Free Writing Prospectus or any amendment or supplement to the related Prospectus or Free Writing Prospectus has been filed, and, with respect to any Market Making Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the SEC for any post-effective amendment to the Market Making Registration Statement, any supplement or amendment to the related Prospectus or any Free Writing Prospectus or for additional information; (C) the issuance by the SEC of any stop order suspending the effectiveness of the Market Making Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of the Market Making Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities or Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; and (E) of the happening of any event that makes any statement made in the Market Making Registration Statement, the related Prospectus or any Free Writing Prospectus or any amendment or supplement thereto untrue or that requires the making of any changes in the Market Making Registration Statement, such Prospectus or such Free Writing Prospectus or any amendment or supplement thereto, in order to make the statements therein, in the case of the Prospectus or such Free Writing Prospectus or amendment or supplement thereto, in light of the circumstances under which they were made, not misleading.

(iii)  If any event contemplated by Section 5(a)(ii)(B) through (E) occurs during the period for which the Company and the Guarantors are required to maintain an effective Market Making Registration Statement, the Company and the Guarantors shall, subject to Section 5(a)(i), promptly prepare and file with the SEC a post-effective amendment to the Market Making Registration Statement or an amendment or supplement to the related Prospectus or Free Writing Prospectus or file any other required document so that the Prospectus or any Free Writing Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)   In the event of the issuance of any stop order suspending the effectiveness of the Market Making Registration Statement, any notice of objection pursuant to Rule 401(g)(2) under the Securities Act or any order suspending the qualification of the Securities or Exchange Securities for sale in any jurisdiction, the Company and the Guarantors shall promptly use their reasonable best efforts to obtain the withdrawal of such order or the resolution of such objection, including by filing an amendment to the Market Making Registration Statement on the proper form as necessary.

(v)  The Company shall furnish to each of the Market Makers, without charge, (i) at least one conformed copy of the Market Making Registration Statement and any post-effective amendment thereto; and (ii) as many copies of the related Prospectus, any Free Writing Prospectus and any amendment or supplement thereto as each Market Maker may reasonably request.

(vi)  The Company and the Guarantors shall consent to the use of the Prospectus contained in the Market Making Registration Statement, any Free Writing Prospectus or any amendment or supplement thereto by each of the Market Makers in connection their market-making activities.

(vii)  Notwithstanding the foregoing provisions of this Section 5, the Company and the Guarantors may for valid business reasons, including without limitation, a potential material acquisition, divestiture of assets or other material corporate transaction, notify each Market Maker in writing that the Market Making Registration Statement is no longer effective or the Prospectus included therein or any Free Writing Prospectus is no longer usable for offers and sales of Securities or Exchange Securities; provided that the use of the Market Making Registration Statement or the Prospectus contained therein or any Free Writing

Prospectus shall not be suspended for more than 60 days (whether or not consecutive) in the aggregate in any 12-month period without the prior written consent of each of the Market Makers.  Each Market Maker agrees that upon receipt of any notice from the Company pursuant to this Section 5(a)(vii), it will discontinue use of the Prospectus contained in the Market Making Registration Statement and any Free Writing Prospectus until receipt of copies of the supplemented or amended Prospectus or Free Writing Prospectus relating thereto or until advised in writing by the Company that the use of the Prospectus contained in the Market Making Registration Statement or the Free Writing Prospectus may be resumed.

(b)           In connection with the Market Making Registration Statement, the Company shall (i) make available for inspection by a representative of, and counsel acting for, each Market Maker, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries and (ii) cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by such representative or counsel or any Market Maker; provided that if any such information is identified by the Company or any Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any of the Market Makers.

(c)           Prior to the initial effective date of the Market Making Registration Statement, the Company and the Guarantors will cooperate with the selling Market Makers and their counsel in connection with the registration or qualification of such Securities or Exchange Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Market Makers reasonably request in writing, cooperate with any of the Market Makers in connection with any filings required to be made with the Financial Industry Regulatory Authority and do any and all other acts or things that may be reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Securities or Exchange Securities covered by the Market Making Registration Statement; provided that the Company and the Guarantors shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to subject itself to service of process in any such jurisdictions or (iii) subject itself to taxation in any such jurisdiction if it not so subject.

(d)           The Company and the Guarantors represent and agree that the Market Making Registration Statement, any post-effective amendments thereto, any Free Writing Prospectus, any amendments or supplements to the related Prospectus or any Free Writing Prospectus and any documents filed by them under the Exchange Act will, when they become effective or are filed with the SEC, as the case may be, conform in all material respects to the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder and will not, as of each effective date of such Market Making Registration Statement or post-effective amendments and as of the filing date of any Free Writing Prospectus or any such amendments or supplements to such Prospectus or any Free Writing Prospectus or filings under the Exchange Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to a particular Market Maker as to information contained in or omitted from the Market Making Registration Statement or the related Prospectus or any Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Market Maker specifically for inclusion therein, which information the parties hereto agree will be limited to the statements concerning the market-making activities of such Market Maker to be set forth on the cover page and in the “Plan of Distribution” section of the Prospectus and, with respect to a particular Market Maker, any other information furnished to the Company or the Guarantors in writing by such Market Maker with respect to such Market Maker (the “Market Makers’ Information”); provided, further, that no such representation shall be deemed made during the time a notice is effective pursuant to Section 5(a)(vii).

(e)           At the time of initial effectiveness of the Market Making Registration Statement and concurrently with each time any Free Writing Prospectus is first used or the Market Making Registration Statement shall be amended by post-effective amendment, including by the filing of an annual report incorporated by reference into the Market Making Registration Statement, or the related Prospectus or any Free Writing Prospectus shall be amended or supplemented, the Company shall (if requested by any of the Market Makers) furnish each Market Maker and its counsel with a certificate of its Chairman of the Board of Directors or President and its Chief Financial Officer to the effect that:

(i)            the Market Making Registration Statement has become effective; (ii) in the case of an amendment to the Market Making Registration Statement, such amendment has become effective under the Securities Act as of the date and time specified in such certificate, if applicable; and in the case of an amendment or supplement to the Prospectus, such amendment or supplement to the Prospectus was filed with the SEC pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such certificate on the date specified therein; and in the case of any Free Writing Prospectus or an amendment or supplement to any Free Writing Prospectus, such Free Writing Prospectus or amendment or supplement to the Free Writing Prospectus was filed with the SEC pursuant to Rule 433 under the Securities Act on the date specified therein; (iii) to the knowledge of such officers, no stop order suspending the effectiveness of the Market Making Registration Statement has been issued, including any notice of objection of the SEC to the use of the Market Making Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and no proceeding for that purpose is pending or threatened by the SEC; and (iv) such officers have carefully examined the Market Making Registration Statement, the Prospectus and any Free Writing Prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and as of the applicable effective date of such Market Making Registration Statement, or the date of such Free Writing Prospectus or any such amendment or supplement, as applicable, the Market Making Registration Statement, the Prospectus and any Free Writing Prospectus, as amended or supplemented, if applicable, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f)            At the time of initial effectiveness of the Market Making Registration Statement and concurrently with each time any Free Writing Prospectus is first used or the Market Making Registration Statement shall be amended by post-effective amendment, including by the filing of an annual report incorporated by reference into the Market Making Registration Statement, or the related Prospectus or any Free Writing Prospectus shall be amended or supplemented, the Company shall (if requested by any of the Market Makers) use its commercially reasonable best efforts to furnish such Market Maker and its counsel with the written opinion or, in the case of clause (iv) below, negative assurance letter of counsel for the Company reasonably satisfactory to such Market Maker to the effect that:

(i)            the Market Making Registration Statement has become effective; (ii) in the case of an amendment to the Market Making Registration Statement, such amendment has become effective under the Securities Act as of the date and time specified in such opinion, if applicable; and in the case of an amendment or supplement to the Prospectus, such amendment or supplement to the Prospectus was filed with the SEC pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and in the case of any Free Writing Prospectus or an amendment or supplement to the Free Writing Prospectus, such Free Writing Prospectus or amendment or supplement to the Free Writing Prospectus was filed with the SEC pursuant to Rule 433 under the Securities Act on the date specified therein; (iii) to the knowledge of such counsel, no stop order suspending the effectiveness of the Market Making Registration Statement has been issued, including any notice of objection of the SEC to the use of the Market Making Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and no proceeding for that purpose is pending or threatened by the SEC; and (iv) such counsel has reviewed the Market Making Registration Statement, the Prospectus and any Free Writing Prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and participated with officers of the Company and independent public accountants for the Company in the preparation of such Market Making Registration Statement and Prospectus and any Free Writing Prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and has no reason to believe that (except for the financial statements and other financial data contained therein as to which such counsel need express no belief) as of the applicable effective date of such Market Making Registration Statement, or the date of such Free Writing Prospectus or any such amendment or supplement, as applicable, the Market Making Registration Statement, the Prospectus and any Free Writing Prospectus, as amended or supplemented, if applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(g)           At the time of initial effectiveness of the Market Making Registration Statement and concurrently with each time any Free Writing Prospectus is first used or the Market Making Registration Statement or the related Prospectus or any Free Writing Prospectus shall be amended or the Prospectus shall be supplemented to include audited annual financial information, the Company shall (if requested by any of the Market Makers) furnish such Market Maker and its counsel with a letter of  Ernst & Young LLP (or other independent public accountants for the Company or the Guarantors of nationally recognized standing) in form reasonably satisfactory to such Market Maker, addressed to such Market Maker and dated the date of delivery of such letter, (i) confirming that they are an independent registered public accounting firm within the rules and regulations adopted by the SEC and the Public Accounting Oversight Board (United States) and as required by the Securities Act and (ii) in all other respects, substantially in the form of the letter delivered to the Initial Purchasers pursuant to Section 6(e) of the Purchase Agreement, with, in the case of an amendment or supplement that includes audited financial information, such changes as may be necessary to reflect the amended or supplemented financial information.

(h)           The Company and the Guarantors, on the one hand, and each of the Market Makers (with respect to itself only), on the other hand, hereby agree to indemnify each other, and, if applicable, contribute to the other, in accordance with Section 6 of this Agreement.

(i)            The Company and the Guarantors will comply with the provisions of this Section 5 at their own expense and will reimburse the Market Makers for their expenses associated with the provisions of this Section 5 (including reasonable fees of counsel for the Market Makers).

(j)            The agreements contained in this Section 5 and the representations, warranties and agreements contained in this Agreement shall survive all offers and sales of the Securities and Exchange Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

(k)           For purposes of this Section 5, (i) any reference to the terms “amend”, “amendment” or “supplement” with respect to the Market Making Registration Statement or the Prospectus contained therein or any Free Writing Prospectus shall be deemed to refer to and include the filing under the Exchange Act of any document deemed to be incorporated therein by reference and (ii) any reference to the terms “Securities” or “Exchange Securities” shall be deemed to refer to and include any securities issued in exchange for or with respect to such Securities or Exchange Securities.

6.             Indemnification and Contribution.  (a)  The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless (i) each Initial Purchaser, each Market Maker and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser, information relating to any Holder or, as to a particular Market Maker, the Market Makers’ Information furnished to the Company in writing through J.P. Morgan, any selling Holder or such Market Maker, respectively expressly for use therein and (ii) each Market Maker from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, any breach by the Company of its representations, warranties and agreements contained in Section 5.  In connection with any Underwritten Offering permitted by Section 3, the Company and the Guarantors, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.

(b)           Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the Initial Purchasers and the other selling Holders, the directors of the Company and the Guarantors, each officer of the Company and the Guarantors who signed the Registration Statement and each Person, if any, who controls the Company, the Guarantors, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by or on behalf of such Holder expressly for use in any Registration Statement, any Prospectus or any Free Writing Prospectus.

(c)           Each Market-Maker, severally and not jointly, agrees to indemnify and hold harmless the Company and the Guarantors, the directors and officers of the Company and the Guarantors who signed the Market-Marking Registration Statement and each Person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Market-Makers’ Information furnished to the Company in writing by or on behalf of such Market-Maker expressly for use in any Market-Marking Registration Statement, any Prospectus and any Free Writing Prospectus.

(d)           If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to paragraph (a), (b) or (c) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a), (b) or (c) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm (x) for any Initial Purchaser or any of the Market Makers, their affiliates, directors and officers and any control Persons of such Initial Purchaser or such Market Maker shall be designated in writing by J.P. Morgan, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)           If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act or by the Market Makers, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Holders or the Market Makers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company and the Guarantors on the one hand and the Holders or the Market Makers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Holders or the Market Makers’ Information, as

applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)            The Company, the Guarantors, the Holders and the Market Makers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 6, in no event shall a Holder or a Market Maker be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder or the Securities sold by such Market Maker exceeds the amount of any damages that such Holder or such Market Maker has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ and the Market Makers’ obligations to contribute pursuant to this Section 6 are several and not joint.

(g)           The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(h)           The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, the Market Makers or any Holder or any Person controlling any Initial Purchaser, any Market Maker or any Holder, or by or on behalf of the Company or the Guarantors or the officers or directors of or any Person controlling the Company or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement or the Market Making Registration Statement.

7.             General.

(a)           No Inconsistent Agreements.   The Company and the Guarantors represent, warrant and agree that (i) the rights granted to the Holders or the Market Makers hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company or any Guarantor under any other agreement and (ii) neither the Company nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of

Registrable Securities or the Market Makers in this Agreement or otherwise conflicts with the provisions hereof.

(b)           Amendments and Waivers.   The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent and with respect to the provisions of Section 5, the written consent of each Market Maker that, at the time of the amendment, modification, supplement, waiver or consent, owns (or any of its affiliates (as defined in the rules and regulations of the SEC) owns) any equity securities of the Company, the Guarantors or any of their affiliates; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 6 hereof shall be effective as against any Holder of Registrable Securities or any Market Maker unless consented to in writing by such Holder or such Market Maker, as applicable.  Any amendments, modifications, supplements, waivers or consents pursuant to this Section 7(b) shall be by a writing executed by each of the parties hereto.

(c)           Notices.  Except as otherwise specified herein, all notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 7(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company and the Guarantors, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(c); and (iii) if to the Market Makers, initially at their respective addresses as set forth in Schedule 2 hereto and thereafter at such other addresses, notice of which is given in accordance with the provisions of this Section (7)(c); and (iv) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(c).  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d)           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture.  If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.  The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e)           Third-Party Beneficiaries.  Each Holder shall be a third-party beneficiary to the agreements made hereunder (excluding those agreements made in Section 5 hereto) between the Company and the Guarantors, on the one hand, and the Initial Purchasers and the Market Makers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f)            Counterparts. This Agreement may be signed on counterparts (which may include counterparts delivered by any standard forum of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g)           Headings.  The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(i)            Entire Agreement; Severability.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.  If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  The Company, the Guarantors and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE READER’S DIGEST ASSOCIATION, INC.

By:	/s/ Thomas A. Williams
Name:	Thomas A. Williams
Title:	Senior Vice President and Chief Financial Officer

RDA HOLDING CO.

By:	/s/ Thomas A. Williams
Name:	Thomas A. Williams
Title:	Senior Vice President and Chief Financial Officer

EACH OF THE GUARANTORS LISTED ON EXHIBIT 1 HERETO

By:	/s/ William H. Magill
Name:	William H. Magill
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

EXHIBIT 1

Guarantors

Entity	Jurisdiction
Alex Inc.	Delaware
Allrecipes.com, Inc.	Washington
Ardee Music Publishing, Inc.	Delaware
Christmas Angel Productions, Inc.	Delaware
Direct Entertainment Media Group, Inc.	Delaware
Direct Holdings Americas Inc.	Delaware
Direct Holdings Custom Publishing Inc.	Delaware
Direct Holdings Customer Service, Inc.	Delaware
Direct Holdings Education Inc.	Delaware
Direct Holdings Libraries Inc.	New York
Direct Holdings U.S. Corp.	Delaware
Funk & Wagnalls Yearbook Corp.	Delaware
Gareth Stevens, Inc.	Wisconsin
Home Service Publications, Inc.	Delaware
Pegasus Asia Investments, Inc.	Delaware
Pegasus Investment, Inc.	Delaware
Pegasus Sales, Inc.	Delaware
Pleasantville Music Publishing, Inc.	Delaware
R.D. Manufacturing Corporation	Delaware
RD Large Edition, Inc.	Delaware
RD Publications, Inc.	Delaware
RD Walking, Inc.	Delaware
RDA Holding Co.	Delaware
RDA Sub Co.	Iowa
RDCL, Inc. (f/n/a CompassLearning, Inc.)	Delaware
Reader’s Digest Children’s Publishing, Inc.	Delaware
Reader’s Digest Consumer Services, Inc.	Delaware
Reader’s Digest Entertainment, Inc.	Delaware
Reader’s Digest Financial Services, Inc.	Delaware
Reader’s Digest Latinoamerica S.A.	Delaware
Reader’s Digest Sales and Services, Inc.	Delaware
Reader’s Digest Sub Nine, Inc.	Delaware
Reader’s Digest Young Families, Inc.	Delaware
Reiman Manufacturing, LLC	Delaware
Reiman Media Group, Inc.	Delaware
Retirement Living Publishing Company, Inc.	Delaware
Saguaro Road Records, Inc.	Delaware
Taste of Home Media Group, Inc.	Delaware
Taste of Home Productions, Inc.	Delaware
Travel Publications, Inc.	Delaware
W.A. Publications, LLC	Delaware
WAPLA, LLC	Delaware
Weekly Reader Corporation	Delaware
Weekly Reader Custom Publishing, Inc.	Delaware
World Almanac Education Group, Inc.	Delaware
World Wide Country Tours, Inc.	Delaware
WRC Media Inc.	Delaware

Confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Initial Purchasers listed
on Schedule 1 hereto

By:	/s/ Jessica Kearns
	Name:	Jessica Kearns
	Title:	Managing Director

BANC OF AMERICA SECURITIES LLC

By:	/s/ John M. Rote
	Name:	John M. Rote
	Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Jeb Slowik
	Name:	Jeb Slowik
	Title:	Director

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)